Exhibit 10.48

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT, dated as of October 22, 2001 (the "Effective Date") by and between INDIVIDUAL INVESTOR GROUP, INC., a Delaware corporation with executive offices at 125 Broad Street, New York, New York 10004 ("Seller") and TELESCAN, INC., a Delaware corporation with executive offices at 5959 Corporate Drive, Suite 2000, Houston, Texas 77036 ("Purchaser"),


                              W I T N E S S E T H:
                              --------------------


         WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase, certain assets specified herein, on and subject to the terms and conditions set forth herein;


         NOW, THEREFORE, in consideration of the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Purchase and Sale of Assets; Agreement Not to Compete.

         1.1 Transferred Assets. Upon the terms hereof, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell to Purchaser, all of Seller's right, title and interest in and to the assets specified on Schedule
1.1 hereto (the "Transferred Assets") at the Closing specified in Section 2.5.

         1.2 Excluded Assets. No assets other than the Transferred Assets are being sold pursuant to this Agreement. Without limiting the foregoing and notwithstanding anything to the contrary herein, the Transferred Assets to be sold, conveyed, assigned, transferred and delivered hereunder shall not include:
(a) any cash, cash equivalents, accounts receivable or investments owned by Seller; (b) any property related to Individual Investor's Special Situations Report newsletter ("SSR"), www.shortinterest.com ("ShortInterest"), the America's Fastest Growing Companies family of stock indexes; or (c) Seller's rights to receive payment from Interep Interactive, Inc. ("Interep"), Winstar Interactive Media Sales, Inc. ("WIMS") and their affiliates related to the Asset Purchase Agreement dated as of June 25, 2001 between Interep, WIMS and Winstar New Media Company, Inc. Seller's accounts receivable include without limitation the pro rata portion earned up to and including the date of the Closing (as defined below) with respect to any Partially Served Insertion Orders (as defined below). "Partially Served Insertion Orders" shall mean any insertion orders for online or email advertising with respect to which, as of the date of the Closing, Seller has served a portion but not all of the contracted advertising. Without limiting the foregoing, Seller also shall retain all rights to accounts receivable accrued after the date of the Closing related to ShortInterest, SSR and Seller's stock index licensing operations. The parties acknowledge and agree that (i) any advertiser who placed with Seller an insertion order for online or email advertising that, as of the date of the Closing, remains wholly or partially unserved by Seller ("Open Orders"), may deem the execution of this Agreement to be an impermissble assignment by Seller of Seller's rights under such Open Order and (ii) neither party shall have any liability to the other on account of the cancellation of any Open Order.


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         1.3 Non-Assigned Contracts. Seller shall not assign to Purchaser and
Purchaser shall not assume any liability with respect to any agreements to which Seller is a party that relate to www.individualinvestor.com ("Non-Assigned Contracts"). Seller represents that Purchaser shall not be liable to any third party with respect to any Non-Assigned Contract. Notwithstanding the foregoing, Seller and Purchaser shall use reasonable efforts to obtain the consent of Interep for the assignment to Purchaser of Seller's rights and obligations from and after the date of the Closing pursuant to the Advertising Sales Representative Agreement dated as of April 1, 2000 between Seller and WIMS ("WIMS Sales Representative Agreement").

         1.4 Agreement Not to Compete. Seller agrees that for a period five (5) years from the Closing, Seller shall not own or operate a web site devoted to investing content (an "Investing Site"). Notwithstanding the foregoing, neither ShortInterest nor www.afgc.com shall be deemed an "Investing Site."

     2.   Consideration.

         2.1 Shares. As consideration for the sale, conveyance, assignment and transfer of the Transferred Assets, contemplated by Section 1, Purchaser shall convey, assign, transfer and deliver to Seller, free of any liens or encumbrances, one million sixty-three thousand five hundred and thirty-one (1,063,531) shares of common stock of Seller (the "Shares"). Purchaser represents that as of the Closing, the Shares constitute all of the shares of common stock of Seller in which Purchaser or INVESTools, Inc. ("INVESTools") has an interest. Purchaser represents that immediately after Purchaser's delivery of the Shares, neither Purchaser nor INVESTools shall have an interest in any shares of common stock of Seller.

         2.2 Amendment of Service Agreement. The letter agreement (the "Service Agreement") dated as of September 29, 1999 between Seller and Purchaser is hereby amended to (a) provide that Purchaser's total monthly fee for hosting pages of ShortInterest as requested by Seller shall be four thousand dollars $4,000 per month (without limiting the foregoing, there shall be no additional amounts owing with respect to revenue sharing); and (b) provide that Seller may assign its rights and obligations under the Service Agreement with respect to ShortInterest with the consent of Purchaser, which consent Purchaser shall not unreasonably withhold or delay. Notwithstanding the foregoing, the amendment of Purchaser's fee set forth in clause (a) of this Section 2.2 shall not become effective until the three (3) month anniversary of the Closing (or, if earlier, upon such date as Seller assigns its rights and obligations under the Service Agreement with respect to ShortInterest). The parties acknowledge that Seller has paid the Aggregate License Fee (as defined in the Service Agreement).

         2.3 Share Escrow and Web Site Maintenance. (a) Seller will maintain the web site located at URL www.individualinvestor.com until 5:00 p.m., Eastern time, on November 30, 2001 (the "Maintenance Period"). On the date of the Closing (defined below), Seller will deliver to Graubard Miller, as escrow agent ("Escrow Agent"), at Escrow Agent's offices at 600 Third Avenue, New York, New York 10016, as Escrow Agent, one of more stock certificates that shall in the aggregate represent all of the Shares, duly endorsed for transfer to Seller with such endorsement Medallion guaranteed and accompanied by appropriate standard corporate resolutions authorizing conveyance of the Shares to Seller. Escrow Agent will hold the Shares in escrow during the Maintenance Period. Provided Seller maintains the individualinvestor.com web site for the full Maintenance Period, at the end of the Maintenance Period Seller shall be entitled to receive the Shares as set forth below. Seller shall be deemed to have maintained the individualinvestor.com web site if all current functionality of the site, including quote feeds and news feeds, have been maintained for the complete Maintenance Period. Upon the mutual agreement of Purchaser and Seller, the Maintenance Period may be shortened and the Shares delivered to Seller upon the termination of the shortened Maintenance Period. If the DNS entry for the individualinvestor.com domain is changed (by Purchaser or by Seller at Purchaser's written request) to point to Purchaser's servers, Purchaser shall, within two (2) days of the date of the change in the DNS entry, notify the Escrow Agent and Seller in writing that the Maintenance Period has been shortened, and that Escrow Agent should deliver the Shares to Seller.

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         (b) Escrow Agent shall deliver the stock certificates representing in the aggregate all of the Shares to Seller at 5:00 p.m., Eastern time, on December 3, 2001, unless Escrow Agent has prior to such time received from Purchaser a written notice ("Rescission Notice") indicating that Seller has failed to maintain the individualinvestor.com web site during the Maintenance Period and that as result of such failure, Purchaser desires to rescind this Agreement. Purchaser shall deliver a copy of the Rescission Notice to Seller at the time delivery is made to Escrow Agent. If Purchaser timely delivers a Rescission Notice to Escrow Agent and Seller, Purchaser shall, within two (2) business days after delivery of the Rescission Notice, return all of the Transferred Assets to Seller and provide written evidence to Escrow Agent that all of the Transferred Assets have been returned to Seller. Upon Escrow Agent's receipt of such written evidence, Escrow Agent shall deliver the stock certificates representing in the aggregate all of the Shares to Purchaser. If a Rescission Notice is not timely delivered, or if Purchaser does not return all of the Transferred Assets to Seller (and provide to Escrow Agent written evidence of such return) within the time provided above, the Rescission Notice shall be deemed null and void and Escrow Agent shall deliver to Seller the stock certificates representing in the aggregate all of the Shares. If (x) Purchaser timely delivers a Rescission Notice, returns all of the Transferred Assets to Seller (and provides Escrow Agent written evidence of such return) within the time provided above and (y) Escrow Agent delivers to Purchaser the stock certificates representing in the aggregate all of the Shares, this Agreement shall be deemed rescinded and no party shall have any further liability or obligation whatsoever, except that each party's obligations pursuant to the Mutual Confidentiality Agreement dated as of July 26, 1999 shall remain in full force and effect (without limiting the foregoing and for avoidance of doubt, in the event of rescission of this Agreement, neither party shall use for any purpose whatsoever, and shall not disclose to any third party, any Confidential Information of the other party). In the event that Escrow Agent prior to December 1, 2001 receives written notice from Purchaser indicating that the Maintenance Period has been shortened and that Escrow Agent should deliver the Shares to Seller, Escrow Agent shall promptly after receipt of such notice deliver the stock certificates representing in the aggregate all of the Shares to Seller.

         2.4 License to Board Software. Purchaser hereby grants Seller an irrevocable, perpetual royalty-free license, with right of sublicense and without duty to account, to the Board Software (as defined on Schedule 1.1); provided, however, that for purposes of this Section 2.3, the Board Software shall not be deemed to include any of the content of the discussion boards on www.individualinvestor.com.

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         2.5 Closing; Deliveries. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at Seller's offices, at 10:00 a.m. New York City time on October 26, 2001 or such other date as may be mutually agreed upon in writing by the parties hereto. At the Closing,
(a) Seller shall deliver to Purchaser the contents of the Database (as defined on Schedule 1.1) and shall arrange for delivery to Purchaser, by United Parcel Service, Federal Express or such other reputable common carrier as Seller and Purchaser jointly may choose, of the web server component of the Hardware (as defined on Schedule 1.1) and Board Software (as defined on Schedule 1.1) and (b) Purchaser shall deliver to Escrow Agent one or more stock certificates that shall in the aggregate represent all of the Shares, duly endorsed for transfer to Seller with such endorsement Medallion guaranteed and accompanied by appropriate standard corporate resolutions authorizing the conveyance of the Shares to Seller. All deliverables shall be deemed delivered simultaneously and all transactions contemplated thereby shall be deemed to take place simultaneously. On or before November 5, 2001, Seller shall deliver to Purchaser, by United Parcel Service, Federal Express or such other reputable common carrier as Seller and Purchaser jointly may choose, the database server component of the Hardware.

     3.   Representations and Warranties of Seller.


         Seller represents and warrants to Purchaser, as of the date hereof and as of the Closing, as follows:

         3.1 Due Incorporation and Qualification of Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Seller is duly qualified and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of its properties or the character of its operations requires such qualification, except where the failure to qualify would not have a material adverse effect on its business, financial condition or results of operations considered as a whole (a "Material Adverse Effect"). Seller has full corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted.

         3.2 Authority; Due Authorization; Valid Obligation.

         (a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements (as defined below) and to consummate the transactions contemplated hereby and thereby. Seller has taken all corporate action necessary for the execution and delivery by it of this Agreement and the Additional Agreements and for the consummation of the transactions contemplated hereby and thereby.

         (b) This Agreement and the Additional Agreements constitute the valid and binding obligations of Seller and are enforceable against Seller in accordance with their respective terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

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         3.3 No Conflicts or Defaults. The execution and delivery by Seller of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby do not (a) contravene Seller's Certificate of Incorporation or By-laws or (b) with or without the giving of notice or the passage of time, or both, violate or conflict with, or result in a breach of, or a default or loss of rights under, any material agreement, mortgage, indenture, lease, instrument, permit or license to which Seller is a party or by which Seller or any of the Transferred Assets are bound, or any judgment, order, decree, law, rule or regulation to which Seller or any of the Transferred Assets are subject, except any such violation, conflict, breach, default or loss of rights as would not have a Material Adverse Effect.

         3.4 Authorizations. No authorization, approval, order, license, permit or consent of, or filing or registration with, any court or governmental authority, or consent of any other party, is required in connection with the execution, delivery and performance by Seller of this Agreement or the Additional Agreements; provided, however, that (a) the consent of Network Solutions Inc. ("NSI") is required in order to transfer to Purchaser the registration of the Domain Names (as defined on Schedule 1.1), (b) the consent of WIMS and/or Interep would be necessary in order to assign to Purchaser Seller's rights pursuant to the WIMS Sales Representative Agreement and (c) the consent of the advertiser would be necessary in order for Purchaser to be entitled to the benefit of any Open Order.

         3.5 Transferred Assets. Seller has, and will deliver to Purchaser at the Closing, good and marketable title to the Transferred Assets, free and clear of all encumbrances, liens, charges or other restrictions of any kind or character (collectively, "Liens"), except for any Liens incurred by Purchaser prior to the Closing. The equipment included in the Transferred Assets are generally in good operating condition and a good state of maintenance and repair, reasonable wear and tear excepted, and are suitable for use in the operation of www.individualinvestor.com as currently conducted.

         3.6 Litigation. There is no claim, action, suit, proceeding, investigation or criminal proceeding, at law or in equity, before any national, state or provincial, local or other governmental authority, court, arbitration tribunal or other forum (collectively, "Proceedings") pending against Seller, and Seller has not received notice of any threatened Proceedings that, if adversely determined, would, singly or in the aggregate, materially adversely affect the consummation of the transactions contemplated by this Agreement or the Additional Agreements, or which challenge the validity or propriety of the transactions contemplated by this Agreement or the Additional Agreements.

         3.7 Disclosure. Purchaser acknowledges that Seller does not make any explicit or implicit representation as to the level of revenues and expenses that Purchaser might generate and incur, respectively, in connection with Purchaser's operation of the Transferred Assets.

     4.   Representations and Warranties of Purchaser.

         Purchaser represents and warrants to Seller, as of the date hereof and as of the Closing, as follows:

         4.1 Due Organization and Qualification. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted.

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         4.2 Authority; Due Authorization; Valid Obligation.

         (a) Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the Additional Agreements and to consummate the transactions contemplated hereby and thereby. Purchaser has taken all corporate action necessary for the execution and delivery by it of this Agreement and the Additional Agreements and for the consummation of the transactions contemplated hereby and thereby.

         (b) This Agreement and the Additional Agreements constitute the valid and binding obligations of Purchaser and are enforceable against Purchaser in accordance with their respective terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

         4.3 No Conflicts or Defaults. The execution and delivery by Purchaser of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby do not (a) contravene Purchaser's Certificate of Incorporation or By- Laws or (b) with or without the giving of notice or the passage of time, or both, violate or conflict with, or result in a breach of, or a default or loss of rights under, any material agreement, mortgage, indenture, lease, instrument, permit or license to which Purchaser is a party or by which it or any material portion of its assets is bound, or any judgment, order, decree, law, rule or regulation to which it or any material portion of its assets is subject, except any such violation, conflict, breach, default or loss of rights as would not have a Material Adverse Effect.

         4.4 Authorizations. No authorization, approval, order, license, permit or consent of, or filing or registration with, any court or governmental authority, or consent of any other party, is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the Additional Agreements.

         4.5 Shares. Purchaser has, and will deliver to Seller at the Closing, good and marketable title to the Shares, free and clear of all Liens, except for any Liens incurred by Seller prior to the Closing.

         4.6 Litigation. There are no Proceedings pending against Purchaser, and Purchaser has not received notice of any threatened Proceedings, that, if adversely determined, would, singly or in the aggregate, materially adversely affect the consummation of the transactions contemplated by this Agreement or the Additional Agreements, or which challenge the validity or propriety of the transactions contemplated by this Agreement or the Additional Agreements.

     5.   Acts and Instruments of Transfer; Correspondence.

         5.1 Acts and Instruments. Whenever reasonably requested to do so by either party, on or after the Closing, the other party and its officers shall do, execute, acknowledge and deliver all such acts, bills of sale, assignments, confirmations, consents, other instruments of assignment, transfer and

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conveyance, and any and all such further instruments and documents ("Additional
Agreements"), in form reasonably satisfactory to the requesting party and its counsel, as shall be reasonably necessary or advisable to carry out the intent of this Agreement and to (a) vest in Purchaser all the right, title and interest of Seller in and to the Transferred Assets and (b) vest in Seller all the right, title and interest of Purchaser in and to the Shares. Without limiting the foregoing, for each of the Domain Names (i) Purchaser shall request NSI, registrar of such Domain Name, to record Purchaser as the registrant of such Domain Name, (ii) Purchaser shall, upon receipt of the rejection by NSI containing a NIC Tracking Number, complete a Registrant Name Change Agreement (using the approved NSI form), filling in all applicable information (including the NIC Tracking Number), sign such Registrant Name Change Agreement and deliver the Registrant Name Change Agreement to Seller; and (iii) upon receipt of a Registrant Name Change Agreement properly filled in and executed by Purchaser, Seller shall sign and deliver to NSI such Registrant Name Change Agreement. The parties acknowledge and agree that NSI may take several weeks to process the Registrant Name Change Agreement; in the event that NSI offers expedited processing upon payment of a fee, Purchaser may send Seller, together with the Registrant Name Change Agreement, a check payable to NSI in the amount of the expedited processing fee and Seller shall submit to NSI such check together with the fully-executed Registrant Name Change Agreement.

     6.   Indemnification.

         6.1 Seller's Indemnification. Seller hereby agrees to indemnify, defend and hold harmless Purchaser, its officers, directors, shareholders and each other person who controls Purchaser (without duplication), from and after the Closing, against and in respect of any loss, cost, damage, deficiency or expense (including any related loss, cost, damage, deficiency or expense arising pursuant to Section 6.3) (collectively, "Damages") arising from or related to:
(i) Seller's breach or non-performance of any agreement, representation, warranty or undertaking contained in this Agreement, (ii) any lawsuit or any court, administrative or other proceeding initiated against Purchaser by any third party arising out of or relating to Seller's operation of the Transferred Assets prior to the end of the Maintenance Period, and (iii) any lawsuit or any court, administrative or other proceeding initiated against Purchaser by any third party alleging that Purchaser's use of the mark "individualinvestor.com" in Purchaser's operation of a world wide web site accessed via the URL www.individualinvestor.com infringes upon a valid trademark of such third party (provided that Seller or Purchaser is the valid registrant of the URL www.individualinvestor.com).

         6.2 Purchaser's Indemnification. Purchaser hereby agrees to indemnify, defend and hold harmless Seller, its officers, directors, shareholders and each other person who controls Seller (without duplication), from and after the Closing, against and in respect of any Damages arising from or related to: (i) Purchaser's breach or non-performance of any agreement, representation, warranty or undertaking contained in this Agreement or (ii) except for matters as to which Purchaser is entitled to indemnification from Seller pursuant to Section 6.1(iii), any lawsuit or any court, administrative or other proceeding initiated against Seller by any third party arising out of or relating to Purchaser's operation of the Transferred Assets from and after the Closing.

         6.3 Related Costs and Expenses. Each indemnifying party hereto shall, in addition to such indemnifying party's obligations under Section 6.1 or 6.2, as applicable, indemnify and hold harmless the indemnified party hereto from, against and in respect of any and all actions, suits, proceedings, demands, assessments, judgments, settlements, costs (including reasonable attorneys' fees and disbursements) and legal and other expenses of the indemnified party incident to any matter as to which the indemnified party is entitled to indemnification under such Sections 6.1 or 6.2, or incident to any allegations or claims which, if true, would give rise to Damages subject to indemnification thereunder, or incident to the enforcement by the indemnified party of this
Section 6.

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         6.4 Third Party Claims. If a claim by a third party is made against an indemnified party, and if the indemnified party intends to seek indemnity with respect thereto under this Section 6, such indemnified party shall promptly notify the indemnifying party of such claim in writing ("Notice of Indemnification Claim"). The indemnifying party shall have thirty (30) calendar days after receipt of such Notice of Indemnification Claim to undertake, conduct and control, through counsel of its own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld or delayed) and at its expense, the settlement or defense therefor, and the indemnified party shall co-operate with the indemnifying party at the indemnifying party's expense as the indemnifying party reasonably may request in connection therewith; provided that: (i) the indemnifying party shall not thereby permit to exist any Lien upon any assets of any indemnified party; (ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party unless both the indemnifying party and the indemnified party are named parties to the action and the defense of both parties by the same counsel would be inappropriate due to actual or potential conflict of interest, and provided further that such participation shall not affect the control of the matter by the indemnifying party; and (iii) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expense incurred by the indemnified party within the limits of this Section 6. If the indemnifying party does not notify the indemnified party within thirty
(30) calendar days after receipt of the Notice of Indemnification Claim that the indemnifying party elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of the indemnifying party. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim if, in the reasonable judgment of the indemnifying party (consent to such payment or settlement not to be unreasonably denied or delayed) the payment or settlement of such claim will not adversely affect the indemnifying party, provided that in the event of such payment or settlement the indemnified party shall waive any right to indemnity therefor by the indemnifying party. The indemnified party shall join in a settlement of a third party claim proposed by the indemnifying party, provided that such settlement shall be at the expense of the indemnifying party, that such settlement shall achieve the release and discharge of the indemnified party by such third party and that such settlement shall not prejudice in any material respect the indemnified party's rights against such third party claimant or any other third party with respect to matters unrelated to the third party claim in issue.

         6.5 Survival of Representations and Warranties, Limitations of Claims.

         (a) The representations and warranties and indemnities set forth in this Agreement shall survive the Closing; provided, that the provisions of this
Section 6 shall constitute the sole remedy of any party for breach of any representations or warranties in connection with the transactions contemplated by this Agreement.

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         (b) Any claim between the parties hereto (other than a claim for indemnification in respect of third party claims for unpaid taxes) predicated on a breach of warranty or representation contained in this Agreement shall survive the Closing but shall be barred after the second (2nd) anniversary of the Closing.

         (c) Claims for indemnification in respect of third party claims, including third party claims for taxes, shall survive the Closing but shall be barred after the applicable statute of limitations.

         (d) No payment shall be required to be made by Seller or Purchaser pursuant to Section 6.1 or Section 6.2 except to the extent that the amount of Damages suffered by Purchaser or Seller or their related indemnified parties in connection with such claim, together with all claims asserted therewith or previously asserted under this Section 6 by any of them, exceeds ten thousand dollars ($10,000) in the aggregate.

         (e) THE WARRANTIES EXPRESSLY STATED IN THIS AGREEMENT ARE THE ONLY WARRANTIES THAT APPLY TO THE TRANSFERRED ASSETS AND THESE WARRANTIES ARE IN LIEU OF, AND SELLER EXPRESSLY DISCLAIMS, ANY AND ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         (f) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE MAXIMUM LIABILITY OF EITHER SELLER OR PURCHASER TO ANY PERSON, CORPORATION OR OTHER ENTITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER SUCH LIABILITY ARISES FROM A CLAIM BASED IN TORT, CONTRACT (EXPRESS OR IMPLIED), WARRANTY, STATUTE OR OTHERWISE, SHALL IN NO EVENT EXCEED THE SUM OF ONE HUNDRED THOUSAND DOLLARS ($100,000).

         (g) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, AND REGARDLESS OF WHETHER ANY REMEDY FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON, CORPORATION OR OTHER ENTITY FOR ANY LOST PROFITS, LOSS OF USE, COST OF OBTAINING SUBSTITUTE GOODS OR SERVICES, OR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, INDIRECT OR EXEMPLARY DAMAGES ARISING UNDER OR IN ANY WAY RELATING TO THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION ON LIABILITY SHALL NOT APPLY TO LIABILITY OF EITHER PURCHASER OR SELLER AS AN INDEMNIFYING PARTY AGAINST ANY THIRD PARTY CLAIM.

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     7.   Miscellaneous.

         7.1 Entire Agreement. This Agreement, together with the Additional Agreements and the other documents and instruments delivered pursuant to this Agreement, sets forth the entire understanding of the parties with respect to its subject matter, and merges and supersedes all prior and contemporaneous understandings of the parties hereto with respect to its subject matter; provided, that the Service Agreement shall continue in full force and effect, as modified pursuant to Section 2.2 hereof. This Agreement may not be modified, in whole or in part, except by a writing signed by each of the parties hereto, and may not be waived, in whole or in part, except by a writing signed by the party granting such waiver. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision of this Agreement in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision or any other provision.

         7.2 Communications. All notices, consents and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to, or (b) five (5) calendar days after being deposited in any United States post office enclosed in a postage prepaid registered or certified envelope addressed to the party for whom intended, at the address for such party set forth below, or to such other address and/or contact person as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change shall be effective only upon receipt.

                           If to Purchaser:

                                    Telescan, Inc.
                                    5959 Corporate Drive
                                    Suite 2000
                                    Houston, TX 77036
                                    Attention:  Senior Vice President

                           with a copy to:

                                    Telescan, Inc.
                                    5959 Corporate Drive
                                    Suite 2000
                                    Houston, TX 77036
                                    Attention:  Legal Department

                           If to Seller:

                                    Individual Investor Group, Inc.
                                    125 Broad Street
                                    14th Floor
                                    New York, NY 10004
                                    Attention:  General Counsel

                           with a copy to:

                                    Graubard Miller
                                    600 Third Avenue
                                    New York, NY 10016
                                    Attention: Peter M. Ziemba, Esq.

                           If to Escrow Agent:

                                    Graubard Miller
                                    600 Third Avenue
                                    New York, NY 10016
                                    Attention: Peter M. Ziemba, Esq.

         7.3 Successors and Assigns. This Agreement shall be binding on, enforceable against and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. Either party hereto may assign its rights under this Agreement to any wholly-owned subsidiary, or to the successor of all or substantially all of such party's assets and Purchaser may assign its rights hereunder to INVESTools; provided in each case that the assignee agrees in writing to be bound by the assignor's obligations hereunder. Except as set forth in the previous sentence, no party hereto may assign its rights under this Agreement, nor may a party hereto delegate its obligations under this Agreement, without the express written consent of Purchaser or Seller, as applicable, and any attempt to do so shall be null and void.

         7.4 Public Announcements. The parties shall endeavor in good faith to agree upon the text of a press release describing the execution of this Agreement. Notwithstanding the foregoing, either party may make public disclosure of any term of this Agreement to the extent required by applicable securities laws or otherwise required by law.

         7.5 Expenses. Each of the parties hereto shall bear and pay, without any right of reimbursement from the other party, and indemnify, defend and hold harmless the other party against, all costs, expenses and fees incurred by it or on its or his behalf incident to the preparation, execution and delivery of this Agreement and the performance of such party's obligations hereunder, whether or not the transactions contemplated by this Agreement are consummated, including, without limitation, the fees and disbursements of attorneys, accountants and consultants employed by such party, and all brokers, investment bankers, finders and financial advisors retained or utilized by it, or otherwise acting on its behalf, or otherwise making any claim in the nature of a broker's or finder's fee arising out of or resulting from any action or agreement of the indemnifying party or its affiliated parties, in connection with the transactions contemplated by this Agreement, and shall indemnify and hold harmless the other party from and against all such fees, costs and expenses.

         7.6 Knowledge of a Party. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of a party, such knowledge shall be deemed to refer only to the actual knowledge of the officers of Purchaser or Seller, as the case may be.

         7.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles that otherwise might call for application of the substantive law of another jurisdiction.

         7.8 Savings Clause. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and such provision (and the remainder of this Agreement) shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

         7.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures received via facsimile shall be deemed originals for all purposes.

         7.10 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to the Agreement shall be deemed to include all Schedules and Exhibits hereto, and references herein to Sections, Schedules and Exhibits are to the sections, schedules and exhibits of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates. The language in all parts of this Agreement shall be interpreted according to its fair meaning, and specifically shall not be interpreted strictly for or against either of the parties to this Agreement on the basis of such party's being (or being deemed to be) the drafter of this Agreement.

         7.11 Escrow Agent. It is agreed that the duties and obligations of Escrow Agent under Section 2.3 are only such as are specifically provided therein and no other. Escrow Agent's duties are as a depositary only, and Escrow Agent shall incur no liability whatsoever, except for its willful misconduct or gross negligence. Escrow Agent shall not be bound by any modification of its duties unless the same shall be in writing and signed jointly by Seller and Purchaser and agreed to by Escrow Agent. In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of Section 2.3, it shall be entitled to refrain from taking any action other than to keep safely all property held in escrow until it shall be directed otherwise in writing and signed jointly by Seller and Purchaser or by a final judgment of a court of competent jurisdiction. Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. Escrow Agent shall not responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any notice to it. This Agreement shall not create any fiduciary duty on Escrow Agent's part to Seller or Purchaser, nor disqualify Escrow Agent from representing Seller in any dispute with Purchaser. Seller and Purchaser, jointly and severally, hereby indemnify and hold Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by Escrow Agent, arising out of or in connection with its acceptance of appointment as Escrow Agent hereunder, or the performance of its duties pursuant to this Escrow Agreement, including all legal costs and expenses of Escrow Agent defending itself against any claim or liability in connection with its performance hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


INDIVIDUAL INVESTOR GROUP, INC.                      TELESCAN, INC.



By:      /s/ Jonathan Steinberg                      By:     /s/ Roger Wadsworth
Name:    Jonathan Steinberg                          Name:   Roger C. Wadsworth
Title:   CEO                                         Title:  Senior V.P.

GRAUBARD MILLER


By:      /s/ Peter M. Ziemba
Name:    Peter M. Ziemba
Title:   Partner

                                  Schedule 1.1


                               Transferred Assets


1. Seller's registration to the domain names individualinvestor.com, individualinvestor.org, individual-investor.com, and individual-investor.net (collectively, the "Domain Names").

2. Seller's right, title and interest in and to the trademark "individualinvestor.com"; provided that Seller is not assigning any rights it may have pursuant to that certain Trademark License Agreement dated as of June 19, 1992 between Financial Data Systems, Inc. (predecessor to Seller) and the American Association of Individual Investors.

3. Seller's rights in and to the registered user database of www.individualinvestor.com (the "Database") and delivery of the Database to Purchaser. As of August 7, 2001, the Database had the characteristics set forth on Exhibit A hereto.

4. Seller's right, title and interest in the discussion boards of individualinvestor.com and a database server and web server (collectively, the "Hardware") and software ("Board Software") upon which the discussion boards of individualinvestor.com may be operated so as to provide the end user of the discussion boards with the experience provided as of the Closing, together with the database related to such discussion boards, provided, however, the Board Software shall not include, and Seller shall not transfer any right, title and interest in and to, any Windows server software (including without limitation, Windows NT 4.0 or Windows 2000), SQL database software or Microsoft site server software.

                                    Exhibit A

A.       As of August 7, 2001, the Database contained:

         1.       243,002 total users.

         2.       88,203 subscribers to the Daily Dividend e-mail.

         3.       16,282 subscribers to the Magic25 Alert e-mail.

         4.       14,965 subscribers to IIGP products and services emails.

         5.       2,632 subscribers to new products and services emails.

B. The Database has the following fields, a majority of which are "empty" for most subscribers:

         Table 1 - User_

         uname| fname| mname| lname |momName | add1| add2| city| state| zip| tel |fax|email |subId |tempSubId |subscriber| ssr| connection| country| tele |emailDisable |emailBounces |lastBounce |age|sex |day_tel| job_title | job_function| B2B_Industry

         Table 2 - Access

         Username |Password |User_Group |bit1| bit2| bit3| bit4| bit5| bit6 |bit7| bit8 date_entered |invEmail| m25alert |active

         Table 3 - User marketing

         uname |email_block| can_share| our_promo| all_product| investments financial_services| high_tech_products| good_life| email_location| email_vertion| birthday

         Table 4 - Forum user

         uname | name | city |  state | sex | birthdate |email | hobby   website
         link stock |style cap val portfolio lovecomm addfixcomm |quotecomm | MajorHoldings | TopStockWhy | InvestingGuru |FBook |FMoovie | FTeam | MartialStatus | Occupation | Education |AlmaMater |children |YearsOFinvesting |DollarSizeOfPortfolio

C. The following questions currently are asked on the registration form. There is no requirement to answer the questions. The answers populate the Database.

         Please tell us about your work.
         -- Choose Job Title -- General Manager-GM Chairman CEO CFO CIO President Vice President Director Manager Administrative-Clerical Supervisor Assistant Consultant Owner


         Choose Job Function -- Executive/Corporate Production/Manufacturing Accounting/Finance Research Marketing/Promotions/PR Human Resources Sales/Client Services Business Development IS/Systems Technology Office Manager Creative/Graphic Artists Professional & Technical General Office/administration Administrative Support Customer Service Skilled Trade

         Choose Industry -- Advertising/Marketing Agriculture Automotive Building & Construction Chemical Consulting/Business Services Education Entertainment Financial Service/Insurance Food & Beverage Government Healthcare Hospitality Information Technology Internet Legal Manufacturing Media, Publishing & Printing Metals Real Estate Retail Telecommunication Transportation

         I would like to hear about financial products and services, exclusive discounts and other offers from individualinvestor.com's strategic partners.

         I would like to receive a free subscription to the Individual Investor Dividend daily email newsletter.

         I would like to receive a free subscription to the Magic25 Alert daily email newsletter.

         I would like to receive information about Individual Investor Group products and services.

         I prefer: Plain text email    HTML email (when available)

         I am most interested in receiving information about the following:

         Investments Financial Services & Resources
          All
          Small Cap Stocks
          Tech Stocks
          Biotech Stocks
          Options & Futures
          Oil & Gas Investments
          Global Investments
          Mutual Funds
          Insurance
          Real Estate
          IPOs
          Venture Capital
          Socially Conscious

          Investments
          All
          Online Trading
          Day Trading
          Personal Financial Planning
          Retirement Planning
          Online Banking
          Small Business Services
          Investment Seminars
          Financial Newsletters
          Free and Discounted Books on Finance and Investing

          High Tech Products The Good Life
          All
          Investment Software
          Internet Hardware and Software
          Internet Service Providers
          Website Products and Services
          Personal Computer Equipment
          Home Office Products
          PDAs
          Cell Phones
          Computer Games
          Other

         Consumer Electronics
          All
          Automobiles
          Travel
          Vacation Homes
          Golf
          Corporate Gifts
          Gambling

D. The following fields currently are asked on the update user profile form. There is no requirement to answer the questions. The answers populate the Database.

         Name:
         City:
         State:
         Email Address:
         Birthdate:
         Martial Status:
         Children:
         Occupation:
         Education:
         Alma Mater:
         Gender:
         Years Investing:
         Major Holdings (separated by commas):
         Top Stock Pick(s), separated by commas:
         Investment Style:
         Portfolio Size:
         Value or Growth:
         Favorite Web site(s), separated by commas:
         I visit individualinvestor.com because:
         Investing Guru/Mentor:
         Favorite Book:
         Favorite Movie:
         Favorite Team:
         Hobbies, Interests:
         Personal Quote: